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                                                                  EXHIBIT 10.58



                           THE DETROIT EDISON COMPANY


                             PLAN FOR DEFERRING THE


                           PAYMENT OF DIRECTORS' FEES





                                 AMENDED AS OF

                                JANUARY 23, 1995
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                                                                 AMENDED 1/23/95





                           THE DETROIT EDISON COMPANY
                             PLAN FOR DEFERRING THE
                           PAYMENT OF DIRECTORS' FEES


                                   SECTION I
                                    PURPOSE
The purpose of The Detroit Edison Company Plan for Deferring the Payment of Directors' Fees (the "Plan") is to enable each Director to defer all or a portion of his or her fees for future services as a member of the Board of Directors or as a member of any committee thereof.

                                   SECTION II

                                  ELIGIBILITY

Any Director of the Company who is not a Company employe shall be eligible to participate in the Plan.


                                  SECTION III

               ELECTION, MODIFICATION, AND TERMINATION PROCEDURES

Any Director wishing to participate in the Plan must file with the Corporate Secretary of the Company at 2000 Second Avenue, Detroit, MI 48226, a written Notice of Election on the form attached as Exhibit "A" to defer payment of all or a portion of his or her Director's fees. Such an election to participate in the Plan must be made prior to the beginning of the month for which fees are payable. An effective election with respect to Directors' fees that have been deferred under the terms of this Plan and fees that have already been earned may not be modified or revoked. An effective election with regard to fees that have not been deferred or earned may be modified by filing a new Notice of Election or may be terminated by filing a Notice of Termination on the form
attached as Exhibit "B".   A Director who shall have terminated an effective
election may thereafter file a new election covering a subsequent period.
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                                                                 AMENDED 1/23/95


                                   SECTION IV

                      ESTABLISHMENT AND ADMINISTRATION OF
                        DEFERRED DIRECTORS' FEE ACCOUNT

The amount of any Director's fees deferred in accordance with an election shall be credited to a deferred Director's fee account maintained by the Company. Such account shall remain a part of the general funds of the Company, and nothing contained in this Plan shall be deemed to create a trust or fund of any kind or create any fiduciary relationship.

As of the last day of each month, the deferred Directors' fee account shall be adjusted as follows:

(a) The account shall first be charged with any distributions made during the month.

(b) The account balance shall then be credited with interest for that month. Commencing January 1, 1995, such interest shall be computed by multiplying the applicable portion of the account balance after the adjustment provided for in Subsection (a) of this Section by a fraction, the numerator of which is the 5-Year United States Treasury Bond rate, as reported in The Wall Street Journal as of the last business day of each month and the denominator of which is 12.

(c) Finally, the account shall be credited with the amount, if any, of Directors' fees deferred during that month.

A separate record of deferred Director's fees and applicable interest shall be maintained by the Company for each participant in the Plan.


                                   SECTION V

                      PAYMENT OF DEFERRED DIRECTORS' FEES

Deferred fees shall be paid to a Director or, in the event of death, to his or her designated beneficiary in accordance with the Notice of Election and Beneficiary Designation forms that have been filed with the Corporate Secretary of the Company. If a Director elects to receive payment of his or her deferred fees in installments rather than in a lump sum, the payment period shall not exceed ten years following the payment commencement date. The amount of any installment payment shall be determined by multiplying the balance of the Director's unpaid deferred fees and applicable interest on the date of such installment by a fraction, the numerator of which is one and the denominator of which is the





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                                                                 AMENDED 1/23/95


number of remaining unpaid installments. Such balance shall be appropriately reduced to reflect the installment payments made hereunder.


                                   SECTION VI

               WHEN PAYMENT OF DEFERRED DIRECTORS' FEES COMMENCES

The payment in a lump sum or installments of amounts deferred pursuant to an election under the Plan shall commence on January 15 of the first year to which payment has been deferred and shall be paid in accordance with the terms of such election. If a Director shall die prior to the first year to which payment has been deferred, such payment shall commence on January 15 of the calendar year immediately following the year of death and shall be paid in the manner specified in such election.


                                  SECTION VII

                           DESIGNATION OF BENEFICIARY

Each Director, on becoming a participant, shall file with the Corporate Secretary of the Company a beneficiary designation on the form attached as Exhibit "C" form designating one or more beneficiaries to whom payments otherwise due the participant shall be made in the event of his or her death while serving as a Director or after leaving the Board. A beneficiary designation will be effective only if the signed beneficiary designation form is filed with the Corporate Secretary of the Company while the Director is alive, and will cancel all beneficiary designations signed and filed previously. If the primary beneficiary shall survive the Director but dies before receiving all the amounts due hereunder, the deferred amounts remaining unpaid at the time of death shall be paid in one lump sum to the legal representative of the primary beneficiary's estate. If the primary beneficiary shall predecease the Director, amounts remaining unpaid at the time of the Director's death shall be paid in the order specified by the Director to the contingent beneficiary(s) surviving the Director. If the contingent beneficiary(s) dies before receiving all the amounts due hereunder, the unpaid amount shall be paid in one lump sum to the legal representative of such contingent beneficiary(s) estate. If the Director shall fail to designate a beneficiary(s) as provided in this Section, or if all designated beneficiaries shall predecease the Director, the deferred amounts remaining unpaid at the time of such Director's death shall be paid in one lump sum to the legal representative of the Director's estate.





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                                                                 AMENDED 1/23/95


                                  SECTION VIII

                    NON-ALIENABILITY AND NON-TRANSFERABILITY

Neither the Director nor any beneficiary designated by him or her shall have any right to, directly or indirectly, alienate, assign, or encumber any amount that is or may be payable hereunder.


                                   SECTION IX

                             ADMINISTRATION OF PLAN

Full power and authority to construe, interpret, and administer the Plan shall be vested in the Company's Board of Directors. Decisions of the Board shall be final, conclusive, and binding upon all parties.


                                   SECTION X

                        AMENDMENT OR TERMINATION OF PLAN

The Board of Directors may amend or terminate this Plan at any time. Any amendment or termination of this Plan shall not affect the rights of participants or beneficiaries to the amounts in the deferred Directors' fee accounts at the time of such amendment or termination.

                                   SECTION XI

                                 APPLICABLE LAW


The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Michigan.


                                  SECTION XII

                             EFFECTIVE DATE OF PLAN


This Plan shall become operative and in effect on such date as shall be fixed by the Board of Directors of the Company.





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                                                                 AMENDED 1/23/95

                   EXPLANATION OF THE DETROIT EDISON COMPANY
               PLAN FOR DEFERRING THE PAYMENT OF DIRECTORS' FEES
                                      AND
                    INSTRUCTIONS FOR ELECTING TO PARTICIPATE



Explanation of Plan

The Plan provides that each Company Director can elect to defer all or a portion of his or her retainer and meeting fees (Directors' Fees). In order to compensate for inflation, the Plan provides that deferred Directors' fees earn interest at the 5-Year United States Treasury Bond rate, as reported in The Wall Street Journal as of the last business day of each month (see Section IV of The Detroit Edison Company Plan for Deferring the Payment of Directors' Fees amended as of 1/23/95). Once an election has been made under the Plan to defer all or a portion of Directors' fees, it cannot be modified or revoked with respect to fees that have already been deferred or earned. Such an election can, however, be modified or revoked at any time with respect to fees that have not been deferred or earned. An election must be made to have Directors' fees that are deferred under the Plan paid in either a lump sum or installments. Deferred Directors' fees will remain a part of general Company funds. Under present Federal income tax law, fees that have been deferred and interest that has been imputed will be taxed as ordinary income in the year of payment.